Exhibit 3.2

THIRD AMENDED AND RESTATED BYLAWS

OF

Perry Ellis International, Inc.

a Florida Corporation

THIRD AMENDED AND RESTATED BYLAWS

OF

Perry Ellis International, Inc.

a Florida Corporation

ARTICLE I

OFFICES

Section 1.  The location of the registered office of Perry Ellis International, Inc., a Florida corporation (the “Corporation”), shall be as stated in the Articles of Incorporation, which location may be changed from time to time by the Board of Directors of the Corporation (the “Board of Directors”).

Section 2.  The Corporation may also have offices at such other places, both within and without the State of Florida, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.  Meetings of the shareholders may be held at such place either within or without the State of Florida as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.  Annual meetings of shareholders shall be held on such date and at such time as may be fixed from time to time, provided, that there shall be an annual meeting held every calendar year at which shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or the President of the Corporation, and shall be called by the Board of Directors at the request in writing of a majority of the Board of Directors or at the request in writing of the holders of not less than 50% of all the shares entitled to vote at a meeting which shall state in such request the purpose or purposes of the proposed meeting.

Section 4.  The officer or agent who has charge of the stock transfer book for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting, or any adjournment thereof. Such list shall be arranged alphabetically and by voting group and shall show the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 5.  Except as may be provided by statute, written notice of an annual or special meeting of shareholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered, either personally or by first-class mail, not less than 10 nor more than 60 days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation with postage thereon prepaid.

Section 6.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise expressly required by statute or by the Articles of Incorporation or these Bylaws. All shareholders present in person or represented by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, such quorum shall not be initially present at any meeting of shareholders, a majority of the shareholders entitled to vote thereat shall nevertheless have power to adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Once a share is represented for any purpose at a meeting, it is deemed presented for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 7.  When an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized if the votes cast favoring the action exceed the votes cast against the action, except as otherwise expressly required by statute, the Articles of Incorporation, or these Bylaws, in which case such express provision shall govern and control the decision of such question. "Shares represented at the meeting" shall be determined as of the time the existence of the quorum is determined. Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

Section 8.  Except as otherwise provided by law or the Articles, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder except as otherwise expressly required in the Articles of Incorporation. A vote may be cast either orally or in writing. Each proxy shall be in writing and signed by the shareholder or his authorized agent or representative. A proxy is not valid after the expiration of 11 months after its date unless the person executing it specifies therein the length of time for which it is to continue in force. Unless prohibited by law, a proxy otherwise validly granted by facsimile shall be deemed to have been signed by the granting shareholder. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

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Section 9.  Attendance of a person at a meeting of shareholders in person or by proxy constitutes a waiver of notice of the meeting except where the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting.

Section 10. Any action required to be taken at any annual or special meeting of the shareholders, or any other action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Within 10 days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action is of a type for which dissenters' rights are provided for by statute, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of such statute regarding the rights of dissenting shareholders.

ARTICLE III

DIRECTORS

Section 1.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 2.  The number of directors of the Corporation shall be determined from time to time by resolution of the Board of Directors. In the absence of an express determination by the Board of Directors, the number of directors, until changed by the Board of Directors, shall be that number of directors elected at the most recently held annual meeting of shareholders or, if no such meeting has been held, the number elected by the incorporator. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is duly elected and qualified or until his death, resignation or removal. Directors need not be shareholders or officers of the Corporation.

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Section 3.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by the shareholders, and the directors so chosen shall hold office until the next annual election of directors by the shareholders and until their successors are duly elected and qualified or until their death, resignation or removal. Any director may be removed, with or without cause, by the shareholders at a meeting of the shareholders called expressly for that purpose. A director may resign by written notice to the Corporation. The resignation is effective upon its delivery to the Corporation or a subsequent time as set forth in the notice of resignation.

Section 4.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Florida. Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 5.  Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors or by the President of the Corporation. Any notice given of a regular meeting need not specify the business to be transacted or the purpose of the meeting. Regular meetings of the Board of Directors may also be held without notice.

Section 6.  Special meetings of the Board of Directors may be called by the Board of Directors or President of the Corporation on two days' notice to each director by mail or 24 hours' notice either personally or by telephone or facsimile transmission. The notice need not specify the business to be transacted or the purpose of the special meetings. The notice shall specify the place of the special meeting.

Section 7.  At all meetings of the Board of Directors, a majority of the number of directors then serving shall constitute a quorum for the transaction of business. At all meetings of a committee of the Board of Directors a majority of the directors then members of the committee in office shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Board of Directors or the committee, unless the vote of a larger number is specifically required by statute, by the Articles of Incorporation, or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors or a committee, the members present thereat may adjourn the meeting from time to time and to another place without notice other than announcement at the meeting, until a quorum shall be present.

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Section 8.  Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if, before or after the action, all members of the Board of Directors or committee consent thereto in writing. The written consents shall be filed with the minutes of proceedings of the Board of Directors or committee. Such consents shall have the same effect as a vote of the Board of Directors or committee for all purposes.

Section 9.  A majority of the full Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, such a committee shall not have the power or authority to:

(a)       approve or recommend to shareholders actions or proposals required by statute to be approved by the shareholders,

(b)       fill vacancies on the Board of Directors or any committee thereof,

(c)       adopt, amend or repeal the Bylaws of the Corporation,

(d)       authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or

(e)       authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group, except that the Board of Directors may authorize a committee (or an officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A committee, and each member thereof, shall serve at the pleasure of the Board of Directors.

Section 10. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 11. By resolution of the Board of Directors and irrespective of any personal interest of any director, the Board of Directors may establish reasonable compensation of directors for services to the Corporation as directors, officers or members of a committee. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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Section 12. Attendance of a director at a meeting constitutes a waiver of notice of the meeting except where a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE IV

NOTICES

Section 1.  Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, written notice is required to be given to any director, committee member or shareholder, such notice may be (but is not required to be) given in writing by mail (registered, certified or other first class mail) addressed to such director, shareholder or committee member at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in a post office or official depository under the exclusive care and custody of the United States postal service.

Section 2.  Whenever any notice is required to be given under the provision of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or a committee, need be specified in any written waiver of notice.

ARTICLE V

OFFICERS

Section 1.  The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of shareholders. The officers of the Corporation may consist of a president, one or more vice presidents, a secretary and a treasurer and, if elected by the Board of Directors by resolution, a Chairman of the Board of Directors. Any number of offices may be held by the same person.

Section 2.  The Board of Directors may from time to time appoint such other officers and assistant officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

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Section 4.  The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors. An officer may resign by written notice to the Corporation. The resignation is effective upon its delivery to the Corporation or at a subsequent time specified in the notice of resignation.

Section 5.  Unless otherwise provided by resolution of the Board of Directors, the president shall be the chief executive officer of the Corporation, shall, in the absence or non-election of a chairman or vice chairman of the Board of Directors, preside at all meetings of the shareholders and the Board of Directors (if he shall be a member of the Board of Directors), shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute on behalf of the Corporation, and may affix or cause the corporate seal (if adopted by the Board of Directors) to be affixed to, all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, and he shall have the authority to vote any shares of stock owned by the Corporation.

Section 6.  The vice-presidents shall act under the direction of the president. They shall perform such duties and have such other powers as the president or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more executive vice-presidents or may otherwise specify the order of seniority of the vice-presidents.

Section 7.  The secretary shall act under the direction of the president. Subject to the direction of the president he or she shall attend all meetings of the Board of Directors and all meetings of the shareholders and record the proceedings. The secretary shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the president or the Board of Directors. The secretary shall keep in safe custody the seal of the Corporation, if a corporate seal is adopted by the Board of Directors. When authorized by the president or the Board of Directors, the secretary shall cause the seal of the Corporation to be affixed to any instrument requiring it. The secretary shall be responsible for maintaining the stock transfer book and minute book of the Corporation and shall be responsible for their updating.

Section 8.  The assistant secretaries shall act under the direction of the president. In the order of their seniority in office, unless otherwise determined by the president or the Board of Directors, they shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the president or the Board of Directors may from time to time prescribe.

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Section 9.  The treasurer shall act under the direction of the president. Subject to the direction of the president, the treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the president or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as treasurer and of the financial condition of the Corporation. The treasurer may affix or cause to be affixed the seal of the Corporation to documents so requiring the seal, if a corporate seal is adopted by the Board of Directors.

Section 10. The assistant treasurers in the order of their seniority of office, unless otherwise determined by the president or the Board of Directors shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the president or the Board of Directors may from time to time prescribe.

Section 11. To the extent the powers and duties of the several officers are not provided from time to time by resolution or other directive of the Board of Directors or by the president (with respect to other officers), the officers shall have all powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to this Corporation.

ARTICLE VI

CERTIFICATES OF STOCK

AND SHAREHOLDERS OF RECORD

Section 1.  The shares of stock of the Corporation shall be represented by certificates signed by, or in the name of the Corporation by, the president or a vice-president and by the secretary or an assistant secretary of the Corporation provided that the Board of Directors may provide by resolution or resolutions that some or all of any classes or series of its stock shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, each holder of stock in the Corporation shall be entitled to have such a certificate certifying the number of shares owned by him in the Corporation.

Section 2.  Any or all of the signatures on the certificate may be a facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to the certificates of stock.

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Section 3.  The Board of Directors may direct a new certificate for shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its stock transfer book for shares of the Corporation.

Section 5.  In order that the Corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as a record date, which shall not be more than 70 nor less than 10 days before the date of such meeting, nor more than 70 days prior to any other action. The stock transfer books of the Corporation shall not be closed.

If no record date is fixed:

(a)       The record date for determining the shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the day on which notice is given, or, if no notice is given, at the close of business on the day next preceding the day on which the meeting is held; and

(b)       The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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Section 6.  The Corporation shall be entitled to recognize the exclusive right of a person registered upon its stock transfer book for shares of the Corporation as the owner of shares for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Florida.

ARTICLE VII

INDEMNIFICATION

Section 1.  Subject to the other provisions of this Article, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the Florida Business Corporation Act, as amended (the “FBCA”), as the same exists now or as it may be hereinafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (and the heirs, executors, administrators or estate of such person) who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding (as defined in Section 17 of this Article) other than an action by or in the right of the Corporation) by reason of the fact that such person is or was serving, or had agreed to serve, in an Official Capacity (as defined in Section 17 of this Article) for the Corporation, or while serving in an Official Capacity for the Corporation is or was serving at the request of the Corporation in an Official Capacity for another corporation, partnership, limited liability company, joint venture, trust or other enterprise (an “Other Enterprise”), including service with respect to employee benefit plans maintained or sponsored by the Corporation, or is an employee of the Corporation specifically designated by the Board of Directors as an indemnified employee (hereinafter, each of the foregoing persons, a “Covered Person”), against Expenses (as defined in Section 17 of this Article), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.  Subject to the other provisions of this Article, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the FBCA, any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by or in the right of the Corporation against Expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.

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Section 3.  To the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Section 1 or Section 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against Expenses actually and reasonably incurred by such person in connection therewith.

Section 4.  Subject to the other provisions of this Article, the Corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the FBCA or other applicable law. The Board of Directors shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board of Directors determines.

Section 5.

(a)       Expenses incurred by any Covered Person in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding. Such advances shall be paid by the Corporation within ten (10) calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that if Florida law requires, the payment of such Expenses incurred by a Covered Person in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking in writing (the “Undertaking”) by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified for such Expenses under this Bylaw or otherwise. The Covered Person’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.

(b)       Except as otherwise provided in the FBCA or this Section 5 of this Article, the Corporation shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment. Advancements of Expenses shall be made without regard to the Covered Person’s ability to repay the Expenses.

(c)       Advancements of Expenses pursuant to this subsection shall not require approval of the Board of Directors or the shareholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board of Directors in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 5.

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(d)       Advancements of Expenses to a Covered Person shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

(e)       The right to advancement of Expenses shall not apply to (i) any action, suit or proceeding against an agent brought by the Corporation and approved by a majority of the authorized members of the Board of Directors which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its shareholders, or (ii) any claim for which indemnification is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 6(b) or Section 6(c) of this Article prior to a determination that the person is not entitled to be indemnified by the Corporation.

Section 6.  Subject to the requirements in Section 3 of this Article and the FBCA, the Corporation shall not be obligated to indemnify any person pursuant to this Article in connection with any Proceeding (or any part of any Proceeding):

(a)       for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)       initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 7 of this Article or (d) otherwise required by applicable law; or

(c)       if prohibited by applicable law; provided, however, that if any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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Section 7.

(a)       To obtain indemnification under this Article, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination (the “Determination”), if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by the Board of Directors by majority vote of a quorum consisting of Disinterested Directors (as defined in Section 17 of this Article); (ii) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which all directors, whether or not Disinterested Directors, may participate) consisting solely of two or more Disinterested Directors; (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in Section 17 of this Article) selected by the Board of Directors prescribed in (i) above or by the committee of the Board of Directors prescribed in (ii) above, in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant; or if a quorum of the Board of Directors cannot be obtained for (a) above and the committee cannot be designated under (b) below, selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or (iii) if such Independent Counsel determination cannot be obtained, by majority vote of a quorum consisting of shareholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of shareholders who are not parties to the Proceeding. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) calendar days after such determination.

(b)       (i) If a claim for indemnification under this Article is not paid in full by the Corporation within thirty (30) calendar days after a written claim pursuant to Section 7(a) above has been received by the Corporation, or (ii) if a request for advancement of Expenses under this Article is not paid in full by the Corporation within ten (10) calendar days after a statement pursuant to Section 5 above and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction to recover the unpaid amount of the claim for indemnification or request for advancement of Expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of Expenses. It shall be a defense to any such action that, under the FBCA or other applicable law, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of Expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the FBCA or other applicable law, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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(c)       The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(d)       If a Determination shall have been made pursuant to Section 7(a) above that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 7(b) above.

(e)       The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 7(b) above that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

Section 8.

(a)       All costs of making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying (i) all reasonable Expenses incurred by the indemnified person to enforce the indemnification rights provided pursuant to this Article, including, but not limited to, the costs incurred by the indemnified person to obtain court-ordered indemnification pursuant to Section 7 hereof regardless of the outcome of any such application or Proceeding, and (ii) all costs of defending any suits or Proceedings challenging payments to the indemnified person under these Bylaws.

(b)       The Corporation shall use its best efforts to make the Determination contemplated by Section 7 hereof promptly.

(i)       if the Determination is to be made by the Board of Directors or a committee thereof, such Determination shall be made not later than fifteen (15) business days after a written request for a Determination (a “Request”) is delivered to the Corporation by the indemnified person;

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(ii)       if the Determination is to be made by Independent Counsel, such Determination shall be made not later than thirty (30) days after a Request is delivered to the Corporation by the indemnified person; and

(iii)       if the Determination is to be made by the shareholders of the Corporation, such Determination shall be made not later than ninety (90) days after a Request is delivered to the Corporation by the indemnified person.

Section 9.  All of the rights conferred in this Article, as to indemnification, advancement of Expenses and otherwise, shall be contract rights between the Corporation and each indemnified person to whom such rights are extended that vest at the commencement of such indemnified person’s service to or at the request of the Corporation and (i) no amendment, modification or repeal of this Article shall affect, to the detriment of the indemnified person and such indemnified person’s heirs, executors, administrators and estate, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal, and (ii) all of such rights shall continue as to any such indemnified person who has ceased to serve in an Official Capacity for the Corporation or ceased to serve at the request of the Corporation in an Official Capacity for an Other Enterprise, and shall inure to the benefit of such indemnified person’s heirs, executors, administrators and estate, and shall be applicable to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

Section 10.   All of the rights conferred pursuant to this Article, as to indemnification, advancement of Expenses and otherwise, (i) shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under the Articles of Incorporation or any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s Official Capacity and as to action in another capacity while holding such office, and (ii) cannot be terminated or impaired by the Corporation, the Board of Directors or the shareholders of the Corporation with respect to a person’s service prior to the date of such termination. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of Expenses, to the fullest extent not prohibited by the FBCA or other applicable law.

Section 11.

(a)       The Corporation shall have the power to purchase and maintain, at its expense, insurance to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him against such liability under Florida Law. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in this Article, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

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(b)       The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein.

Section 12.  Persons who after the date of the adoption of this Article serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article.

Section 13.   The knowledge and/or actions, or failure to act, of any other officer, director, employee or agent of the Corporation or an Other Enterprise shall not be imputed to an indemnified person for purposes of determining the right to indemnification under this Article.

Section 14.  The rights to indemnification and advancement of Expenses conferred by this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation or an Other Enterprise and shall inure to the benefit of the heirs, executors, administrators and estate of such person.

Section 15.  Any notice, request or other communication required or permitted to be given to the Corporation under this Article shall be in writing and either delivered in person or sent by mail or other method of delivery, or by e-mail or other electronic transmission, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 16.  If this Article or any provision hereof shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, each section and subsection of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired hereby, and (b) to the fullest extent possible and permitted by the FBCA and other applicable law, the provisions of this Article (including, without limitation, each portion of any section or subsection of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give maximum effect to the intent manifested by the provision held to be invalid, illegal or unenforceable.

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Section 17.

(a)       The term “agent” includes a volunteer.

(b)       The term “Corporation” for purposes of this Article shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(c)       The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(d)       The term “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect losses, liabilities, expenses, including fees and expenses of attorneys, fees and expenses of accountants, fees and expenses of public relations consultants and other advisors, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement and all other disbursements or expenses of the types customarily incurred in connection with (i) the investigation, prosecution, defense, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any voluntary or required interviews or depositions related to a Proceeding, and (iv) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article.

(e)       The term “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article.

(f)       The term “Official Capacity” shall mean service as a director or officer of the Corporation or service, at the request of the Corporation while serving in an Official Capacity for the Corporation, as a director, officer, partner, member, manager, trustee, employee, agent or other representative of an Other Enterprise.

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(g)       The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit, investigation, inquiry, hearing, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, investigative or otherwise and whether formal or informal, including, without limitation, actions by or in the right of the Corporation, a class of its security holders or otherwise.

(h)       The term “serving at the request of the Corporation” includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

(i)       The term “not opposed to the best interest of the Corporation” describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.  All checks, drafts or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate.

Section 2.  The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but shall end on December 31st of each year if not otherwise fixed by the Board of Directors.

Section 3.  The Board of Directors may adopt a corporate seal for the Corporation. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Florida." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Except as otherwise provided by law, the failure to affix the seal of the Corporation to a document shall not affect the validity thereof.

Section 4.  The Corporation shall keep within or without the State of Florida books and records of account and minutes of the proceedings of its shareholders, Board of Directors and executive committee, if any. The Corporation shall keep at its registered office or at the office of its transfer agent within or without the State of Florida a stock transfer book for shares of the Corporation containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record thereof. Any such stock transfer book, books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

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Section 5.  These Bylaws shall govern the internal affairs of the Corporation, but only to the extent they are consistent with law and the Articles of Incorporation. Nothing contained in the Bylaws shall, however, prevent the imposition by contract of greater voting, notice or other requirements than those set forth in these Bylaws.

ARTICLE IX

AMENDMENTS

Section 1.  The Bylaws may be amended or repealed, or new Bylaws may be adopted, by action of either the shareholders or the Board of Directors. The shareholders may from time to time specify particular provisions of the Bylaws which may not be altered or repealed by the Board of Directors.

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